UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 3, 2002

COMPUTER MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22755	77-0458805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-B Cremona Drive, Goleta, California (Address of principal executive offices)	93117 (Zip Code)

Registrant’s telephone number, including area code: (805) 968-9600

Item 5. Other Events
Item 7. Financial Statements and Exhibits
Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events

     Attached to this report as Exhibit 99.1 is the press release issued by Computer Motion, Inc. dated April 3, 2002 which is incorporated herein by reference. On April 3, 2002, Computer Motion also held a conference call to discuss its intellectual property litigation during which members of management indicated that the company may pursue settlement of certain litigation matters with Intuitive Surgical, Inc.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated April 3, 2002.

99.2	Transcript of conference call held April 2, 2002 at 1:45 p.m., Pacific Standard Time.

Item 9. Regulation FD Disclosure

     The information provided in connection with Item 9 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with General Instruction B.2 of From 8-K, the information provided in connection with Item 9 of this report shall not be deemed to be “filed” for purposes the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The furnishing of the information set forth in connection with Item 9 of this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

     Computer Motion, Inc. held a conference call on Wednesday, April 3, 2002, at 1:45 p.m., Pacific Standard Time to discuss issues and answer questions regarding the status of its intellectual property litigation. A copy of the transcript from this conference call is attached to this report as Exhibit 99.2 and is incorporated herein by reference. A digital playback of the conference call will be available through April 17, 2002 by calling (800) 642-1687 or (706) 645-9291 and an archive of the webcast will be available through April 17, 2002 at the Computer Motion Investor Relations website under the Events section. Computer Motion's website address is www.computermotion.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER MOTION, INC

April 4, 2002
/s/ Robert W. Duggan

Robert W. Duggan Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit		Sequential Page
Number	Description	Number

99.1	Press Release dated April 3, 2002	Electronically Filed
99.2	Transcript of conference call held April 2, 2002 at 1:45 p.m., Pacific Standard Time	Electronically Filed